Exhibit (14)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our report dated February 24, 2009, for Western Asset Government Money Market Fund, a series of Legg Mason Partners Money Market Trust, as of December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

October 2, 2009